Exhibit 99.1

OptimizeRx Seals Multi-Million Dollar Enterprise Deal for Integrated Platform

ROCHESTER, Mich. – January 29, 2020 – OptimizeRx Corp. (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies and payers, has sealed its largest ever enterprise deal for 12 months of access to its platform and core set of solutions.

“We are excited at our client’s receptivity to enterprise engagements with our platform as we have integrated all of our existing and new offerings onto a single platform with touchpoints throughout the care journey,” said OptimizeRx Chief Commerical Officer Steve Silvestro. “This comprehensive solution further lowers the barriers that have prevented providers and healthcare consumers from achieving the best possible care outcomes. Additionally, we are seeing very strong performance results for our clients stemming from improved interoperability between our point-of-care and direct-to-patient communications, all working together to deliver improved outcomes.”

The new platform enables unprecedented transparency into patient medication behavior as well as provides access to patient-provider-pharma communication across the care continuum and in a variety of care settings. Pharmaceutical companies, healthcare providers and payers are now better able to efficiently and effectively address patient medication affordability and therapeutic adherence.

“As we discussed in the last earnings call,” continued Silvestro, "we have a strong pipeline of opportunities and this enterprise deal is the first of a few deals we’ll announce which bring us back to the high growth expected from our emerging growth company.”

The platform is integrated within the workflows of some of the world’s largest electronic health record (EHR) platforms in ambulatory settings and a growing number of hospitals and health systems. Providers can deliver patient support and relevant brand engagement beyond e-couponing at earlier stages of the patient’s journey to support adherence and better outcomes.

Through the platform’s intelligent integration of real-time data and communication, life science companies can align messaging to specific kinds of providers and patient populations, provide greater transparency, and more effectively reach patients at the point-of-care and beyond.

OptimizeRx CEO Will Febbo commented: “This is a major milestone for our company and it reflects the increasing interest by our clients for enterprise deals that provide access to our now fully-integrated communications platform. As we continue to address the industry need for greater stakeholder collaboration across the care continuum, with the goal of improving care outcomes in a technology-forward and harmonious way, we are seeing the adoption of our platform exceed our internal projections.”

About OptimizeRx

OptimizeRx® (NASDAQ: OPRX), a digital health company, connects pharmaceutical companies to patients and providers, offering greater affordability, adherence and brand awareness at the point-of-care. As the nation’s largest digital platform connecting life sciences to the point-of-care, OptimizeRx provides a direct channel for pharma companies, payers, medtech, medical associations to communicate with healthcare providers right within their workflow and also directly to patients.

The cloud-based solution supports patient adherence to medications and better healthcare outcomes with real-time access to financial assistance, prior authorization, education and critical clinical information. OptimizeRx provides more than half of the ambulatory patient market with access to these benefits through leading EHR platforms like Allscripts, Amazing Charts and Quest, and directly via its mobile communications platform and digital therapeutics SaaS platform.

For more information, follow the company on Twitter, LinkedIn or visit www.OptimizeRx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition, and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (248) 651-6568 x807

investors@optimizerx.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team

2